Exhibit 10.2

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”), dated as of September 15, 2026 (the “Effective Date”), is entered into by and among Algorhythm Holdings, Inc., a Delaware corporation (the “Optionee”), Azure Energy, LLC, a Delaware limited liability company (“Target”), Tangen Family Trust, a Washington trust (“TFT”), and 1979, FLP, a North Carolina limited partnership (“1979 FLP”; together with TFT, the “Optionors”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, Target, Optionee, Azure Energy, S.R.L., a Costa Rica company (“Azure S.R.L.”), Optionors and Azure Holdings, LLC, a Nevada limited liability company (“Azure Holdings”), have entered into that certain asset purchase agreement, dated as of September 15, 2026 (the “Asset Purchase Agreement”), pursuant to which Optionors granted Optionee the option to enter into a binding agreement to purchase 79.0286% of the issued and outstanding equity securities of Azure S.R.L. from Optionors; and

WHEREAS, the parties hereto wish to enter into this Agreement to set forth the terms and conditions governing all matters related to the option granted hereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Option. In satisfaction of the obligations of Optionors under Section 2.09 of the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Optionors hereby grant to Optionee an exclusive and irrevocable option to purchase 79.0286% of the issued and outstanding equity securities of Azure S.R.L. from Optionors (the “Optionor Securities”) on the terms and conditions set forth herein (the “Option”).

2. Option Term. The term of the Option shall commence on the Effective Date and automatically expire at 11:59 p.m. Eastern Time on the three-year anniversary of the Effective Date (the “Option Termination Date”), unless duly extended, exercised, or sooner terminated as provided in this Agreement (the “Option Term”).

3. Purchase Price.

(a) The aggregate purchase price for the Optionor Securities shall be Thirty Million Dollars ($30,000,000) (the “Purchase Price”).

(b) Optionee may pay up to fifty percent (50%) of the Purchase Price in cash, with the remainder payable in shares of Series B Preferred Stock, par value $1.00 per share, of Optionee (the “Series B Preferred Stock”). Optionee shall determine in its sole and absolute discretion the proportion of cash to shares of Series B Preferred Stock that will comprise the consideration to be remitted to Optionors for payment of the Purchase Price.

(c) No separate option payment or option premium shall be payable by Optionee for the grant of the Option. The consideration for the grant of the Option is the satisfaction of Optionors’ obligations under Section 2.09 of the Asset Purchase Agreement, the mutual covenants and agreements made by the parties hereto and Azure Holdings in the Asset Purchase Agreement, including but not limited to the purchase price paid by Optionee to Target thereunder, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

4. Exercise of Option.

(a) At any time during the Option Term, Optionee may exercise the Option by delivering to Optionors a written notice, substantially in the form attached hereto as Exhibit A, of Optionee’s intention to exercise the Option (the “Exercise Notice”), specifying: (i) the date on which the closing of the Equity Purchase (as defined below) shall occur (the “Closing Date”), which shall be no earlier than thirty (30) days and no later than sixty (60) days after delivery of the Exercise Notice; and (ii) the proportion of the Purchase Price to be paid by Optionee in cash and shares of Series B Preferred Stock.

(b) Upon delivery of the Exercise Notice to Optionors, Optionors and Optionee shall negotiate in good faith, draft and execute a definitive equity purchase agreement, in form and substance mutually agreeable to the parties, for the purchase by Optionee of the Optionor Securities from Optionors (the “Equity Purchase Agreement”; the transactions contemplated therein, the “Equity Purchase”). The Equity Purchase Agreement will contain the transaction terms set forth herein along with customary representations, warranties, covenants, and closing conditions for transactions of this nature.

(c) The closing of the Equity Purchase (the “Closing”) shall take place on the Closing Date.

(d) If Optionee does not deliver an Exercise Notice to Optionors on or before the Option Termination Date, the Option shall terminate automatically without any further action by any party hereto and no party hereto shall have any further obligations hereunder except for those obligations that expressly survive the termination of this Agreement.

5. Default by Optionors. If any Optionor fails to perform any of its obligations or is otherwise in default hereunder, Optionee shall have the right to terminate this Agreement and/or seek such other relief as Optionee may have at law or in equity, including, without limitation, seeking injunctive relief to prevent a sale of some or all of the Optionor Securities to a party other than Optionee and the filing of an action for specific performance.

6. Regulatory Approvals.

(a) The parties acknowledge that the exercise of the Option by Optionee and the issuance of shares of Series B Preferred Stock by Optionee to Optionors in connection therewith may require: (i) compliance with applicable federal, state, local and foreign securities laws and regulations; (ii) approvals pursuant to the applicable rules and regulations of The Nasdaq Stock Market or by the stockholders of Optionee, (iii) filings with the Federal Trade Commission and Department of Justice under Hart-Scott-Rodino Antitrust Improvements Act of 1976 (if applicable), and (iv) foreign regulatory approvals necessary for the transfer of the Optionor Securities. The Closing shall be conditioned upon the receipt of all such required approvals.

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(b) The parties shall cooperate in good faith to obtain all governmental approvals necessary to effect the transfer of the Optionor Securities.

7. Covenants During Option Term. During the Option Term, except: (i) with the written consent of Optionee, which consent may not be unreasonably withheld, delayed or conditioned; (ii) as otherwise expressly permitted by the terms of this Agreement; or (iii) as required by law, Azure S.R.L. shall conduct its business in the ordinary course in substantially the same manner as currently conducted and in material compliance with all laws, and use commercially reasonable efforts to preserve intact its present operations, organization and goodwill. Additionally, during the Option Term, except with the written consent of Optionee, which consent may not be unreasonably withheld, delayed or conditioned, Azure S.R.L. will not:

(a) transfer, issue, sell or dispose of any equity interests or other securities of Azure S.R.L. or grant options, warrants, calls or other rights to purchase or otherwise acquire equity interests or other securities of Azure S.R.L.;

(b) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Azure S.R.L. (other than equipment financing or trade credit in the ordinary course of business), guarantee any debt securities of another Person, or enter into any arrangement having the economic effect of any of the foregoing; or (ii) make any loans, advances or capital contributions to any other Person (other than the extension of trade credit or advances to employees in the ordinary course of business);

(c) amend the articles of organization, operating agreement or other comparable governing documents of Azure S.R.L.;

(d) mortgage, pledge, create or otherwise grant any encumbrance on any property or assets, whether tangible or intangible, of Azure S.R.L. having a fair market value in excess of $10,000, other than encumbrances that will be released at the Closing;

(e) enter into, renew, modify or revise any contract with any officer, director or employee of Azure S.R.L., other than in the ordinary course of business, or terminate the employment of any executive officer of Azure S.R.L. other than for cause;

(f) change the methods, principles or practices of accounting of Azure S.R.L. in any manner that would have a material adverse effect on Azure S.R.L., except as required by law, any governmental authority or changes in U.S. generally accepted accounting principles;

(g) make, change or rescind any material tax election inconsistent with its past practice, amend any material tax return or file any material claim for refund, settle or compromise any material tax liability of Azure S.R.L., enter into any closing or similar agreement with respect to taxes, or consent to any extension or waiver of the statute of limitations on the assessment or collection of any tax;

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(h) transfer, sell or otherwise dispose of, or lease or exclusively license, any property or assets of Azure S.R.L. outside of the ordinary course of business for which the aggregate consideration paid or payable: (i) in any individual transaction is in excess of $10,000; or (ii) in the aggregate is in excess of $25,000;

(i) purchase or otherwise acquire (whether by merger or otherwise), or lease or license, any property or assets outside of the ordinary course of business for which the aggregate consideration paid or payable: (A) in any individual transaction is in excess of $10,000; or (B) in the aggregate is in excess of $25,000;

(j) enter into or materially amend or modify or terminate any material contract or any contract that, if it was in effect on the date hereof, would have been a material contract, or waive any material default under, or release, settle, or compromise any material claim against Azure S.R.L. or any material liability owing to Azure S.R.L. under any material contract or such other contract;

(k) except in the ordinary course of business consistent with past practice: (i) make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate; or (ii) authorize any capital expenditure in excess of $10,000 individually or $25,000 in the aggregate, regardless of whether such expenditure is expected to be actually incurred before or after the Closing;

(l) settle, release, waive or compromise any pending or threatened legal, administrative or other proceeding; or

(m) authorize any of, or commit or agree to take any of, the foregoing actions.

8. Representations and Warranties of Optionors. Each Optionor represents and warrants to Optionee that as of the Effective Date:

(a) Optionor has good and valid title to its respective Optionor Securities, free and clear of all liens and encumbrances, except as created by this Agreement.

(b) Upon exercise of the Option and payment of the Purchase Price, Optionee will have good and valid title to Optionor’s respective Optionor Securities and Optionor’s respective Optionor Securities will pass to Optionee free and clear of all liens and encumbrances.

(c) Except for this Agreement: (i) there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire all or any part of Optionor’s respective Optionor Securities; (ii) there are no voting trusts or other agreements or understandings to which Optionor is a party with respect to Optionor’s respective Optionor Securities, and (iii) there is no indebtedness of Optionor that has general voting rights with respect to Optionor’s respective Optionor Securities.

(d) There are no restrictions on the transfer of the Optionor’s respective Optionor Securities.

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(e) Optionor has the power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(f) This Agreement, when executed by the other parties hereto, constitutes a legal, valid, and binding obligation of Optionor.

(g) The execution and performance of Optionor’s obligations under this Agreement does not and will not violate any law or agreement to which Optionor is a party.

(h) If Optionor is an entity, it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

9. Representations and Warranties of Target and Azure S.R.L.. Target and Azure S.R.L. represent and warrant to Optionee that as of the Effective Date:

(a) The Optionor Securities represent 79.0286% of the issued and outstanding equity interests in Azure S.R.L.

(b) The Optionor Securities have been validly authorized and issued and are fully paid and non-assessable.

(c) No Person has a right to purchase any equity securities in Azure S.R.L.

(d) Except for this Agreement: (i) there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire all or any part of any equity securities of Azure S.R.L., (ii) there are no voting trusts or other agreements or understandings to which Azure S.R.L. is a party with respect to the voting of any equity interests in Azure S.R.L., and (iii) there is no indebtedness of Azure S.R.L. issued and outstanding having general voting rights with respect to any equity interest in Azure S.R.L.

(e) Except for this Agreement, there are no outstanding obligations of any Person to repurchase, redeem or otherwise acquire outstanding equity interests in Azure S.R.L.

(f) Azure S.R.L. has no equity interests reserved for issuance.

(g) This Agreement, when executed by the other parties hereto, constitutes a legal, valid, and binding obligation of Azure S.R.L.

(h) The execution and performance of Azure S.R.L.’s obligations under this Agreement does not and will not violate any law or agreement to which Azure S.R.L.is a party.

(i) Azure S.R.L. is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

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10. Representations and Warranties of Optionee and Azure Holdings. Each of Optionee and Azure Holdings represents and warrants to the Target, Optionors and Azure S.R.L. that, as of the Effective Date:

(a) each of the representations and warranties of Optionee and Azure Holdings set forth in Section 5 of the Asset Purchase Agreement is true and correct as of the Effective Date, in each case as if such representations and warranties were set forth in full herein and made as of the Effective Date, and each such representation and warranty is hereby incorporated into this Agreement by reference as if fully set forth herein; and

(b) Optionee has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including the exercise of the Option and consummation of the Equity Purchase in accordance with the terms hereof, and the execution, delivery and performance of this Agreement by Optionee have been duly authorized by all necessary corporate action on the part of Optionee, including all requisite approvals of the board of directors of Optionee, in each case obtained prior to the Effective Date.

11. Assignment of Option. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns, as applicable. Optionee may assign its interest in this Agreement without the prior written consent of Optionors, provided: (i) Optionee gives Optionors written notice of such assignment within five (5) days after such assignment and (ii) Optionee’s assignee executes an instrument in form reasonably satisfactory to Optionors agreeing to be bound by all the terms and conditions of this Agreement. Upon any assignment of Optionee’s entire interest under this Agreement, Optionee shall be relieved of all further liability under this Agreement.

12. Notices. Unless specifically stated otherwise in this Agreement, all notices, waivers, and demands required or permitted hereunder shall be in writing and delivered to the addresses set forth below, by one of the following methods: (i) hand delivery, whereby delivery is deemed to have occurred at the time of delivery; (ii) a nationally recognized overnight courier company, whereby delivery is deemed to have occurred the business day following deposit with the courier; (iii) registered United States mail, signature required and postage-prepaid, whereby delivery is deemed to have occurred on the third business day following deposit with the United States Postal Service; or (iv) electronic transmission (facsimile or email) provided that the transmission is completed no later than 5:30 p.m. Eastern Time on a business day and the original also is sent via overnight courier or United States Mail, whereby delivery is deemed to have occurred at the end of the business day on which electronic transmission is completed.

If to Target or Optionors:	Azure Energy, LLC 2459 Wilkinson Blvd, Suite 120-C Charlotte, NC 28208 E-mail: [________________] Attention: Andrew Thompson

with a copy to:	Manatt, Phelps & Phillips, LLP Times Square Tower 7 Times Square, 23rd Floor New York, NY 10036 E-mail: MOgurick@manatt.com Attention: Matthew Ogurick, Esq

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If to Optionee:	Algorhythm Holdings, Inc. 6301 NW 5th Way, Suite 2900 Fort Lauderdale, FL 33309 E-mail: [________________] Attention: Gary Atkinson, Chief Executive Officer

with a copy to:	Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 26th Floor New York, NY 10036 E-mail: gsichenzia@srfc.law Attention: Gregory Sichenzia, Esq.

Any party to this Agreement may change its address for purposes of this Section 12 by giving written notice as provided in this Section 12. All notices and demands delivered by a party’s attorney on a party’s behalf shall be deemed to have been delivered by said party. Notices shall be valid only if served in the manner provided in this Section 12.

13. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. This Agreement is entered into after full investigation by each party and neither party is relying upon any statement or representation made by the other party not set forth in this Agreement.

(b) Amendments. This Agreement can only be amended by a writing signed by each of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party making the waiver.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms

(d) Time of Essence. Optionors and Optionee hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation, and provision hereof and that failure to timely perform any of the terms, conditions, obligations, or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

(e) Further Assurances. The parties shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

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(f) Termination. This Agreement shall terminate automatically without any action by any of the parties hereto upon the earliest of: (i) the Closing; (ii) the expiration of the Option Term without exercise; or (iii) mutual written agreement. Upon termination, neither party shall have further obligations except for those obligations under this Section 13 that survive termination.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction).

(h) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document.

[Signaure Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers/representatives.

AZURE ENERGY, LLC

By:	/s/ Andrew Thompson
Name:	Andrew Thompson
Title:	Managing Partner

AZURE ENERGY, S.R.L.

By:	/s/ Kevin Tangen
Name:	Kevin S. Tangen
Title:	President

ALGORHYTHM HOLDINGS, INC.

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	Chief Executive Officer

TANGEN FAMILY TRUST

By:	/s/ Kevin Tangen
Name:	Kevin Tangen
Title:	Authorized Signatory

1979, FLP

By:	/s/ Andrew Thompson
Name:	Andrew Thompson
Title:	Authorized Signatory

[Signature Page to Option Agreement]

Exhibit A

NOTICE OF EXERCISE OF OPTION

(Pursuant to Section 4 of the Option Agreement)

Reference is made to that certain Option Agreement, dated as of September 15, 2026 (the “Option Agreement”), by and among Algorhythm Holdings, Inc., a Delaware corporation (the “Optionee”), Azure Energy, LLC, a Delaware limited liability company (“Target”), Tangen Family Trust, a Washington trust (“TFT”), and 1979, FLP, a North Carolina limited partnership (together with TFT, the “Optionors”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Option Agreement.

Optionee hereby notifies Optionors, pursuant to Section 4 of the Option Agreement, of Optionee’s irrevocable election to exercise the Option in full, and to purchase all of the Optionor Securities, on the terms and subject to the conditions set forth in the Option Agreement and as specified below:

Date of this Notice:

Proposed Closing Date:

(no earlier than 30, nor later than 60, days after the date of this Notice)

Proportion of Purchase Price:

Cash Portion (up to 50%):

Series B Preferred Stock Portion:

OPTIONEE:

ALGORHYTHM HOLDINGS, INC.

By:

Name:

Title:

Date: